UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1800 Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

On January 27, 2004, we priced our proposed public offering of 10,000,000 shares of our common stock at $11.15 per share. A copy of our press release regarding this event is attached as Exhibit 99.1 to this report. The underwriting agreement and the opinion of our counsel relating to the offering are also being filed with this report as Exhibit 1.1 and Exhibit 5.1, respectively, and a specimen certificate for shares of our common stock, $0.10 par value per share, is being filed with this report as Exhibit 4.1.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated January 27, 2004 by and among Pinnacle Entertainment, Inc. and the underwriters named therein.

Exhibit 4.1	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc.

Exhibit 4.2	Certificate of Formation of Boomtown, LLC.

Exhibit 4.3	Operating Agreement of Boomtown, LLC.

Exhibit 4.4	Form of First Amendment to the Pinnacle Entertainment, Inc. 2001 Stock Option Plan.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 28, 2004, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: January 30, 2004	By:	/s/ STEPHEN H. CAPP

Stephen H. Capp Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated January 27, 2004 by and among Pinnacle Entertainment, Inc. and the underwriters named therein.

Exhibit 4.1	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc.

Exhibit 4.2	Certificate of Formation of Boomtown, LLC.

Exhibit 4.3	Operating Agreement of Boomtown, LLC.

Exhibit 4.4	Form of First Amendment to the Pinnacle Entertainment, Inc. 2001 Stock Option Plan.

Exhibit 5.1	Opinion of Irell & Manella LLP.

Exhibit 23.1	Consent of Irell & Manella LLP (included in Exhibit 5.1).

Exhibit 99.1	Press release dated January 28, 2004, issued by Pinnacle Entertainment, Inc.